EXHIBIT 24

THE WILLIAMS COMPANIES, INC.

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each of the undersigned individuals, in their capacity as a director or officer, or both, as hereinafter set forth below their signature, of THE WILLIAMS COMPANIES, INC., a Delaware corporation ("Williams"), does hereby constitute and appoint SARAH C. MILLER, JOSHUA De REINZIS, and TED T. TIMMERMANS their true and lawful attorneys and each of them (with full power to act without the others) their true and lawful attorneys for them and in their name and in their capacity as a director or officer, or both, of Williams, as hereinafter set forth below their signature, to sign Williams' Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2016, and any and all amendments thereto or all instruments necessary or incidental in connection therewith; and

Each of said attorneys shall have full power of substitution and resubstitution, and said attorneys or any of them or any substitute appointed by any of them hereunder shall have full power and authority to do and perform in the name and on behalf of each of the undersigned, in any and all capacities, every act whatsoever requisite or necessary to be done in the premises, as fully to all intents and purposes as each of the undersigned might or could do in person, the undersigned hereby ratifying and approving the acts of said attorneys or any of them or of any such substitute pursuant hereto.

IN WITNESS WHEREOF, the undersigned have executed this instrument, all as of the ______day of February, 2017.

(Signature page follows)

/s/ Alan S. Armstrong            /s/ Stephen W. Bergstrom
Alan S. Armstrong        Stephen W. Bergstrom
Director, Chief Executive Officer,        Director
and President

/s/ Stephen I. Chazen             /s/ Charles I. Cogut
Stephen I. Chazen        Charles I. Cogut
Director        Director

/s/ Kathleen B. Cooper            /s/ Michael A. Creel
Kathleen B. Cooper        Michael A. Creel
Chairman of the Board        Director

/s/ Pater A. Ragauss            /s/ Scott D. Sheffield
Pater A. Ragauss        Scott D. Sheffield
Director         Director

/s/ Murray D. Smith            /s/ William H. Spence
Murray D. Smith        William H. Spence
Director        Director

/s/ Janice D. Stoney
Janice D. Stoney
Director